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Carson, Inc.
Unaudited Pro Forma Consolidated Statements of Operations


Dollars in thousands                       COMPANY HISTORICAL
                            -----------------------------------------------------
                                                 (Unaudited)      (Unaudited)         Company    Pro Forma      Pro Forma
                             April 1, 1996 to  Quarter ended   Twelve months ended  Acquired -   Adjustments     Twelve months
                            December 31, 1996  March 31, 1996   December 31, 1996    Cutex      Increase         ended
                                                                                                (decrease)       December 31, 1996
                             -----------------  --------------  ------------------ -----------  -----------      ------------------
Net sales                               $59,938      $17,792      $77,730          $18,854        $(638)   (1)     $95,946
Cost of sales                            26,940        7,806       34,746            9,950            0             44,696
                                        -------      -------      -------          -------       ----------        -------
  Gross profit                           32,998        9,986       42,984            8,904         (638)           51,250

Selling expenses                         15,692        3,452       19,144              870            0             20,014
General and administrative expenses       5,836        2,586        8,422                0            0              8,422
Incentive compensation                    7,123            0        7,123                0            0              7,123
Depreciation and amortization             1,896          555        2,451                0        1,021    (2)       3,472
                                        -------      -------      -------          -------       ---------         -------
  Operating income                        2,451        3,393        5,844            8,034       (1,659)            12,219

Interest expense, net                     4,545        1,847        6,392                0        6,592    (3), (4) 12,984
Other income, net                           565          147          712                0            0                712
                                        -------      -------      -------          -------       ---------         -------
(Loss) income before income tax          (1,529)       1,693          164            8,034       (8,251)               (53)
Provision for income tax                  1,727          825        2,552                0          (96)     (5)     2,456
                                        -------      -------      -------          -------       ---------         -------
(Loss) income before extraordinary item  (3,256)         868       (2,388)           8,034       (8,155)            (2,509)
Extraordinary item, net of tax benefit   (3,527)           0       (3,527)               -            -             (3,527)
                                        -------      -------      -------          -------      ----------         -------
Net (loss) income                       ($6,783)        $868      ($5,915)          $8,034      ($8,155)           ($6,036)
                                        =======      =======      =======          =======      ==========         =======

Earnings per common share:
     Before extraordinary item           ($0.25)       $0.07       ($0.18)                                          ($0.18)
Extraordinary item, net of tax benefit    (0.28)          --        (0.28)                                          ($0.28)
                                        -------      -------      -------                                          -------
    Net (loss) income per share          ($0.53)       $0.07       ($0.46)                                          ($0.46)
                                        =======      =======      =======                                          =======

Weighted average common shares
    outstanding                           12,715       11,871       12,715                                           12,715


The accompanying notes are an integral part of these unaudited pro forma financial statements.

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